UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

AIADVERTISING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

321 Sixth Street San Antonio, TX	78215
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 20, 2023, AiAdvertising, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Kevin Myers, the Company’s Chief Product & Marketing Officer. The Employment Agreement has an initial term beginning on January 1, 2023 through December 31, 2023 and thereafter shall renew automatically for successive one-year extension terms until either party gives notice of nonrenewal at least 90 days before the end of the applicable extension term. Pursuant to the Employment Agreement, Mr. Myers will receive an annual base salary of $250,000 and a one-time bonus of $50,000 payable on or before July 15, 2023. Mr. Myers will also be eligible for an annual incentive bonus, with a target payout of a minimum of fifty percent (50%) of his base salary (the “Target Bonus”), upon the achievement of Company performance goals established by the Company’s compensation committee of the board of directors.

In the event Mr. Myers’ employment is terminated by the Company without cause or by Mr. Myers for good reason, as defined in the Employment Agreement, Mr. Myers will be entitled to a lump sum payment equal to the sum of (A) two times Mr. Myers’ base salary for the year in which the date of the termination occurs, reduced for actual service performed from the effective date down to a minimum period of twelve full months or one times Mr. Myers’ base salary, (B) a payment equal to the product of (i) the Target Bonus and (ii) a fraction, the numerator of which is the number of days Mr. Myers was employed by the Company during the year of termination and the denominator of which is the number of days in such year, and (C) 12 months of COBRA premium payments based on the coverages in effect as of the date of Mr. Myers’ termination of employment. The treatment of any outstanding equity award shall be determined in accordance with the terms of the 2021 Equity Incentive Plan and the applicable award agreements. All of Mr. Myers’ severance benefits are subject to his execution of a release of claims and his continued compliance with his restrictive covenant agreement.

The foregoing description of the Employment Agreement is qualified by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

10.1	Employment Agreement, dated June 20, 2023, by and between AiAdvertising, Inc. and Kevin Myers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIADVERTISING, INC.

Date: June 21, 2023	By:	/s/ Gerard Hug
		Name:	Gerard Hug
		Title:	Chief Executive Officer

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